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                                                                   Exhibit 10.01

                         Common Stock Purchase Agreement

         Common Stock Purchase Agreement (the "Agreement"), dated April 2, 2002 by and between Cyberstation Computers and Support Inc., a Canadian corporation with its principal place of business at 30 St. Patrick St., 4th Floor, Toronto, Ontario M5H 3A3 (the "Purchaser"), and Zeeshan Saeed and Platinum Telecommunications Inc., with principal offices at 401-50 Burnhamthorpe Road North, Mississauga, Ontario Canada, L5B 3C2 (hereforth known as the "Seller" and "the Company," respectively).

                                    Recitals

         Whereas, the Seller is the owner of all of the Capital Stock (the "Shares") of the Company.

         Whereas, the Purchaser wishes to purchase and the Seller wishes to sell 70 % of the shares at the closing (as hereafter defined) on the terms and conditions set forth in this Agreement;

         Now, Therefore, in consideration of the premises and of the Agreements set forth below, the parties agree as follows:

         1.       Purchase and Sale.

                  a. Shares to be purchased and sold. At the closing, the Seller agrees to sell, transfer, convey, assign and deliver to the Purchaser, the shares free and clear of all liens, claims and encumbrances for the purchase price hereafter set forth.

                  b. Purchase Price. Upon terms and subject to the conditions set forth in this Agreement, in exchange for the shares of the "Company", Purchaser hereby agrees to provide to the Seller 1,800,000 shares of the Common Stock of BankEngine Technologies Inc., $.001 per value. (the "Payment Stock").

                  c. Closing Date. The Closing shall occur on or before April 5, 2002 (the "Closing Date") at the offices of the Purchaser (the "Closing"). The Closing will be subject to conditional upon (i) the receipt and review of and satisfaction with any due diligence materials and disclosure documentation requested by the Purchaser, and authorized by the Company's Board of Directors and approval by the Company's Stockholders of the Sale of the Shares.

                  d. Delivery of Shares and Payment. At or before the Closing, Seller will deliver to the Purchaser, certificates representing all of the shares, which share certificates will be appropriately endorsed over to the Purchaser. At the Closing, Purchaser will deliver the certificate (s) representing the Payment Stock, which share certificate will be appropriately endorsed over to the Seller. At or before the Closing, seller shall transfer control of seller's corporate bank accounts to officers of purchaser.

         2.       Representations and Warranties of the Seller

                  The Seller represents and warrants as follows:

                  a. Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Canada; the Company has all requisite corporate power and authority and possesses all franchises, licenses, permits, authorizations and approvals from all administrative agencies necessary to conduct its business as conducted; and is dully qualified licensed or domesticated and in good standing as a foreign corporation authorized to do business in any jurisdiction where the nature of its business and activities conducted by it or the character of the properties and assets owned, leased or operated by it require such qualification, licensing or domestication.

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                  b.       Ownership. The Seller has the absolute right to sell
                           and transfer the Shares to the Purchaser free and clear of all liens, pledges, encumbrances or claims of right s of ownership. Upon transfer, the shares shall be duly authorized, validly issued fully paid and non-assessable, and no liability shall attach to the ownership thereof.

                  c. Due Execution. The execution, delivery and performance by the Seller of this Agreement are within the Seller's powers have been authorized by all appropriate corporate action and do not violate any contractual restriction contained in any Agreement which binds or restricts or purports to bind or affect the Seller or any provision of the Company's Certificate of Incorporation.

                  d. Binding Effect. This Agreement, when executed and delivered will be the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with its terms.

         3. Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Seller as follows:

                  a. Execution, Delivery, authorization, Approval and Performance of Agreement. The execution and delivery by each Purchaser of this Agreement and its performance hereunder does not and will not conflict with or constitute a default, breach or violation under any provision of applicable law or regulation or of any Agreement, judgment, injunction, order, decree or other instrument binding upon the Purchaser or to which his properties is subject. This Agreement when executed and delivered by the Purchaser will constitute the legal, valid and binding Agreement of the Purchaser and is enforceable in accordance with its terms.

                           (i) The Purchaser represents that (1) he is purchasing for the shares after having made adequate investigation of the business, finances and prospects of the company, (2) he has been furnished any information and materials relating to the business, finances and operations of the Company and any information and materials relating to the offer and sale of the shares which he has requested and (3) he has been given an opportunity to make any further inquiries desired of the management and any other personnel of the Company and has received satisfactory responses to such inquiries.

                           (ii) The Purchaser represents that he is an "accredited investor", and that term is defined in Regulation D, as amended, under the Act and that he possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the shares and of making an informed investment decision.

         4.       Miscellaneous.

                  a. Equipment. All of seller's equipment (as listed in Appendix A, attached) such as, but not limited to, all Telecommunications switches, computers, attachments, accessories, software, cables, are to be itemized, serialized, and attached to this agreement at time of closing. Equipment is hereby agreed to be transferred from Seller to Purchaser at time of closing.

                  b. Amendments, etc. No amendment of any provision of this Agreement shall in any event be effective unless the amendment shall be in writing and signed by the Seller and the Purchaser, and no waiver or consent to any departure by any party therefrom shall in any event be effective unless such waiver or consent shall be in writing by the party waiving or consenting to such provision, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


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                  c.       Debts. The purchaser shall assume a specific debt of
                           the company, documented as a Canadian Government guaranteed loan registered as # 548378 with a balance of approximately $80,000.00 CAD at time of signing. The loan is personally guaranteed to the Royal Bank of Canada by Mr. Zeeshan Saeed and the Purchaser agrees to assume the loan and guarantee. The loan document is herein attached as Appendix B. No other debts, known or unknown, shall be assumed by the purchaser at the time of the closing of the transaction.

                  d. Notices, etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, facsimile, telex, or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered:

(if to the Purchaser,

Cyberstation Computers and Support  Inc.
30 St. Patrick St., 4th Floor
Toronto, Ontario
M5H 3T3

With a copy to

Arthur S. Marcus
Gersten, Savage & Kaplowitz, LLP
101 East 52nd Street
New York, New York 10022

And

Zeeshan Saeed
401-50 Burnhamthorpe Road North
Mississauga, Ontario, Canada,  L5B 3C2

         or, as to any such party, at such other address as shall be designated by such party in a written notice to the other parties.

                  e. No waiver; Remedies. No failure on the part of the Purchaser or the Seller to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  f. Survival of Agreements. The representations, warranties, covenants and provisions contained in this Agreement shall survive the date hereof and the purchase of the shares by the Purchaser hereunder.

                  g. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity of enforceability of such provision in any other jurisdiction.

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                  h.       Integration. This Agreement sets forth the entire
                           understanding of the parties hereto with respect to all matters contemplated hereby and thereby supersedes any previous Agreements and understanding among them concerning such matters. No statements or Agreements, oral or written, made prior to or at the signing thereof, shall vary, waive or modify the written terms thereof.

                  i. Binding effect; Governing Law. This Agreement shall be binding upon and enure to the benefit of the Seller and the Purchaser and their respective successor and assigns, except that neither the Seller or the Purchaser may assign this Agreement, or the rights and obligations hereunder, without the prior written consent of the other parties to this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to the Agreements and instruments executed and performed in the State of New York.

                  j. Executed in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, THE PARTIES HAVE DULY EXECUTED THIS AGREEMENT.

Date:                                                Date:


PURCHASER:                                           SELLER:



Cyberstation Computers and Support Inc.     Platinum Telecommunications Inc.

--------------------------                  ----------------------------------
Joseph J. Alves                             Zeeshan Saeed
President, CEO                              Director


                                            ----------------------------------
                                            Zeeshan Saeed

Witness:

--------------------------
Sandra Hrab


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